UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	October 3, 2018

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of) Incorporation	(Commission File Number)	(IRS Employer Identification No.)

15 Secor Road, Brookfield, CT	06804
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On September 27, 2018, Photronics, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement, and related ancillary agreements (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, each of JPMorgan Chase Bank, N.A. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint lead arrangers, and each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citizens Bank, N.A., and TD Bank, N.A. as lenders from time to time party thereto.

The Credit Agreement is a revolving credit facility with aggregate commitments of $50,000,000 with an expansion capability (commitments or term loans) of an additional $50,000,000. The Credit Agreement provides for increased financial flexibility, relaxed covenants, and has a term of five years.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2018, the Board of Directors of the Company determined, in accordance with the Company’s By-Laws, that the Company’s fiscal year shall end on October 31 of each year, effective fiscal year 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Richelle E. Burr
Name: Richelle E. Burr
Title: Vice President, General Counsel and Secretary
Date: October 3, 2018